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Exhibit 11.  Computation Re: Earnings Per Share

                      ---------------------------------------------------------- ---------------------------------------------------
                                        Three Months Ended,                                      Nine Months Ended,
                      ---------------------------------------------------------- ---------------------------------------------------
                            September 30, 1998          September 30, 1997            September 30, 1998         September 30, 1997
                      ----------------------------  ---------------------------- ----------------------------- ---------------------
                                Weighted    Per           Weighted   Per                 Weighted   Per            Weighted    Per
                                 Average   Share           Average  Share                Average  Share            Average    Share
                         Income  Shares    Amount  Income  Shares   Amount       Income   Shares  Amount  Income   Shares    Amount
                      ---------- -------- -------- ------- -------- ------      -------- -------- ------ -------- --------- --------
Basic Earnings per
   Common Share
Income available to
   common shareholders   $2,547    7,186    $0.35   $1,904    7,090  $0.27      $5,952     7,197   $0.83  $6,061     7,090    $0.85
                                          ========                  ======                        ======                    ========

Effect of Dilutive Shares
Options issued to
   management                 -       59                 -       91                  -        59               -        91
                         ------- --------          ------- --------             -------- -------- ----   -------- --------- --------
Diluted Earnings per
   Common Share          $2,547     7,245   $0.35   $1,904    7,181  $0.27      $5,952     7,256   $0.82  $6,061     7,181    $0.84
                         ======= ======== ======== ======= ======== ======      ======== ======== ====== ======== ========= ========